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                                                                 EXHIBIT 10.12.2

                                 LEASE AGREEMENT

         THIS LEASE is made this 17th day of December, 1993, between MORGON INVESTMENTS, with its principal place of business located at 708 Fiero Commerce Park, 4-10, San Luis Obispo, California 93401 (hereinafter referred to as ("Lessor") and QUEST DEVELOPMENT CORPORATION, with its principal place of business located at 708 Fiero Commerce Park 4-10, San Luis Obispo, California 93401 (hereinafter referred to as ("Lessee").

                                    RECITALS

         This lease is made with reference to the following facts and objectives:

         1. Lessor is the owner of the premises described in Exhibit "A", which consists of an approximate 11,600 square foot building and one (16) parking spaces.

         2. Lessee is willing to lease the premises from Lessor pursuant to the provisions stated in this lease.

         3. Lessee wishes to lease the premises for the purposes of operating a business known as "QDC, Quest Development Corporation".

         4. Lessee has examined the premises and is fully informed of their condition.

                                   WITNESSETH

         NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION 1

                                    Premises

         Lessor hereby leases to Lessee that real property located at 708 Fiero Commerce Park, Suites 4,5,6,7,8,9,10,11, San Luis Obispo, California, more particularly described in Exhibit "A", and the building and the other improvements located on that real property (hereinafter called "premises"). This lease confers no rights either with regard to the subsurface of the land below the ground level of the premises or with regard to airspace above the top of the roof of the premises.

                                    SECTION 2

                                      Term

         The term of this lease shall commence on January 1, 1994, and shall expire on January 1, 2001.

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                                    SECTION 3

                              Option to Extend Term

         1. Lessee is given the option to extend the term on all the provisions contained in this lease, except for minimum monthly rent, for three (3) years "extended term(s)"), by giving notice of exercise of the option ("option notice") to Lessor at least four (4) months but not more than one (1) year before the expiration of the term. Provided that, if Lessee is in default on the date giving the option notice, the option notice shall be totally ineffective, or if Lessee is in default on the date the extended term is to commence, the extended term shall not commence and this lease shall expire at the end of the initial term.

         2. The parties shall have sixty (60) days after Lessor received the option notice in which to agree on minimum monthly rent during the extended term. If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this lease stating the minimum monthly rent.

         3. If the parties are unable to agree on the minimum monthly rent for the extended term within said period, the option notice shall be of no effect and this lease shall expire at the end of the term. Neither party to this lease shall have the right to have a court or third party set the minimum monthly rent.

         4. Lessee shall have no other right to extend the term beyond the extended term(s).

                                    SECTION 4

                             Acceptance of Premises

         On commencement of the term, the premises shall be in good condition. Lessee's taking possession of the premises on commencement of the term shall constitute Lessee's acknowledgement that the premises are in good condition. Lessor and Lessee shall complete a walk through of the premises prior to Lessee taking possession and will list the condition of the premises. Lessor and Lessee shall sign the premises condition statement, and the same will be made part of this lease as Exhibit "B".

                                    SECTION 5

                                      Rent

         1. Lessee shall pay to Lessor as minimum monthly rent, without deduction, setoff, prior notice, or demand, for the use and occupancy of said premises the sum of Twenty Four Thousand Dollars ($24,000) per month, (11,600.00) square feet, to and until such time as the premises are vacated or a new rental agreement supersedes the existing rental agreement. The minimum monthly rent, which is subject to possible adjustment as provided in Section 6, shall be due and payable per month in advance on the first day of each and every month commencing on the date the term commences and continuing during the term. Minimum monthly rent for the first month or portion of it shall be paid on the date the term commences. Minimum monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the minimum monthly rent per day.

         2. All rent shall be paid to Lessor at the address specified in this lease for the service of notices on Lessor or at such other place or places as Lessor may from time to time designate by written notice served on Lessee. Rent may be paid by a personal or business check. In the event the Lessee's check is returned for insufficient funds or stop-payment. Lessee shall thereafter pay rent with cash or cashier's check only.

                                    SECTION 6

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                                 Rent Adjustment

         The minimum monthly rent provided for in Section 5 shall be subject to adjustment at the commencement of the second year of the term and each year thereafter, including the option term as stated in Section 3, ("the adjustment date") as follows:

         1. The base for computing the adjustment is the Consumer Price Index for All Urban Consumers (base year 1967 = 100) for Los Angeles - Long Beach, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"); which is in effect on the date of the commencement of the term ("Beginning Index"). The Index published most immediately preceding the adjustment date in question of the adjustment. If the Extension Index has increased over the Beginning Index, the minimum monthly rent for the following year shall be set by multiplying the minimum monthly rent set forth in Section 5 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the minimum monthly rent be less than the minimum monthly rent set forth in Section 5. On adjustment of the minimum monthly rent as provided in this lease, the parties shall immediately execute an amendment to this lease stating the new minimum monthly rent.

         2. If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

                                    SECTION 7

                                  Prepaid Rent

         On execution of this lease, Lessee shall pay zero Dollars ($0.00) to Lessor. Zero Dollars ($0.00) of the sum shall be the minimum monthly rent due for the first full month of the term. If Lessee is not in default of any of the provisions of this lease, zero dollars ($0.00) of the sum shall be applied toward the minimum monthly rent due for the last month of the term or the extended term if Lessee is given an option to extend the initial term, and the option is exercised. Said prepaid rent to be remitted in the following form:

                                    SECTION 8

                             Personal Property Taxes

         1. Lessee shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed against Lessee's personal property installed or located in or on the premises, and that become payable during the term. On demand by Lessor, Lessee shall furnish Lessor with satisfactory evidence of these payments.

         2. If any taxes on Lessee's personal property are levied against Lessor or Lessor's property or if the assessed value of the premises is increased by the inclusion of a value placed on Lessee's personal property, and if Lessor pays the taxes on any of these items or the taxes based on the increased assessment of these items, Lessee, on demand, shall immediately reimburse Lessor for the sum of the taxes levied against Lessor, or the proportion of the taxes resulting from the increase in Lessor's assessment. Lessor shall have the right to pay these taxes regardless of the validity of the levy.

         3. Lessee at Lessee's cost shall have the right, at any time, to seek a reduction in or contest taxes levied or assessed against Lessee's personal property. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor or any owner of the premises. In that case Lessor shall join in the proceeding or contest or permit

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it to be brought in Lessor's name as long as Lessor is not required to bear any costs. Lessee, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgments rendered to the other with all costs, charges, interest, and penalties incidental to the decision or judgment.

         4. If Lessee does not pay such taxes or assessments when due, and Lessee seeks a reduction or contest of such as provided in this Section, before the commencement of the proceeding or contest, Lessee shall furnish to Lessor a surety bond issued by an insurance company qualified to do business in California. The amount of the bond shall equal one hundred twenty-five percent (125%) of the total amount of such taxes on assessments in dispute. The bond shall hold Lessor harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

                                    SECTION 9

                               Real Property Taxes

         1. Lessee shall pay all real property taxes and any increases which result from increased rate and/or valuation levied and assessed against the premises.

         2. Each year lessor shall notify Lessee of the real property taxes; and, together with such notice, shall furnish Lessee with a copy of the tax bill. Lessee shall reimburse Lessor for the real property taxes semi-annually not later than (ten) 10 days before the taxing authority's delinquency date or
(ten) 10 days after receipt of the tax bill, whichever is later.

                                   SECTION 10

                                       Use

         1. Lessee shall use the premises for a business and for no other use without Lessor's prior written consent.

         2. Lessee shall conduct Lessee's business at the premises under the trade name of QDC, Quest Development Corporation.

                                   SECTION 11

                               Limitations on use

         Lessee's usage of the premises as provided in this lease shall be in accordance with the following:

                  1. Lessee shall not do, bring, or keep anything in or about the premises that will cause a cancellation of any insurance covering the premises.

                  2. If the rate of any insurance carried by Lessor is increased as a result of Lessee's use, Lessee shall pay to Lessor within (ten) 10 days before the date Lessor is obligated to pay a premium on the insurance, or within
(ten) 10 days after Lessor delivers to Lessee a certified statement from Lessor's insurance carrier stating that the rate increased was caused solely by an activity of Lessee on the premises as permitted in this lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

                  3. Lessee shall comply with all laws concerning the premises or Lessee's use of the premises; including, without limitation, the obligation at Lessee's cost to alter, maintain, or restore the premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the premises during the term.

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                  4. Lessee shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the premises) to owners or occupants of adjacent properties.

                  5. Lessee shall not do anything on the premises that will cause damage to the premises.

                  6. The premises shall not be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the premises that will in any manner injure, vibrate, or shake the premises.

                                   SECTION 12

                              Lessee's Maintenance

         Lessee at Lessee's cost shall maintain, in good condition, all portions of the premises; including, without limitation, the following:

         1. The structural parts of the building and other improvements that are a part of the premises, which structural parts include the foundations, bearing and exterior walls, subflooring, and roof.

         2. The unexposed electrical, plumbing, and sewage systems; including, without limitation, those portions of the systems lying outside the premises.

         3. Window frames, gutters, and downspouts on the building and other improvements that are a part of the premises.

         4. Lessee's proportionate share of the following areas, including maintaining in goods condition and repair and replacing whatever necessary, all parking areas, sidewalks, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distributions systems and facilities, drainage facilities and signs, both illuminated and non-illuminated that are now or hereafter on the premises. Lessee shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary so that they are easily definable at all times. Lessee agrees, at Lessee's expense, to paint the exterior of all buildings on the premises at least once every five (5) years during the term of this lease or any extension thereof, in a first class, workman like manner with at lease one (1) coat of paint. Lessee agrees to take all reasonable precautions to insure that the drainage facilities of the various roofs are not clogged and are in good operable condition at all times. All above work is to be executed to the approval of landlord and/or as provided for herein.

         5. All portions of the interior of the premises and the common areas consisting of the hallways and lavatories used by Lessee.

         6. All Lessee's personal property, signs, storefronts, plate glass, and show windows.

         7. Lessee shall be liable for any damage to the premises resulting from the acts or omissions of Lessee, Lessee's authorized representatives or customers.

                                   SECTION 13

                                   Alterations

         1. Except as provided in Section 12, Lessee shall not make any alterations to the premises without Lessor's prior written consent. Any alterations made shall remain on and be surrendered with the premises on expiration or termination of the term, except that Lessor can elect within ten
(10) days before expiration of the term,

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or within ten (10) days after termination of the term, to require Lessee to remove any alterations that Lessee has made to the premises. If Lessor so elects, Lessee at Lessee's cost shall restore the premises to the condition designated by Lessor in Lessor's election, before the last day of the term, or within three (3) days after notice of election is given, whichever is later.

         2. If Lessee makes any alterations to the premises as provided in this Section, the alterations shall not be commenced until ten (10) days after Lessor has received notice from Lessee stating the date the installation of the alterations is to commence so that Lessor can post and record an appropriate notice of non responsibility.

         3. Except for construction to be paid by Lessor as provided, Lessee shall pay all costs for construction done by Lessee, or caused to be done by Lessee, on the premises as permitted by this lease. Lessee shall keep the building, other improvements, and land, of which the premises are a part, free and clear of all mechanics' liens resulting from construction done by or for Lessee.

         4. Lessee shall have the right to contest the correctness or the validity of any such lien, if, immediately on demand by Lessor, Lessee procures and records a lien released bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirement of Civil Code 31343 and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

                                   SECTION 14

                                    Utilities

         Lessee shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges.

                                   SECTION 15

                              Exculpation of Lessor

         Lessor shall not be liable to Lessee for any damage to Lessee or Lessee's property from any cause. Lessee waives all claims against Lessor for damage to person or property arising for any reason, except that Lessor shall be liable to Lessee for damage to Lessor's authorized representatives.

                                   SECTION 16

                                    Indemnity

         Lessee shall hold Lessor harmless from all damages arising out of any damage to any person or property occurring in, on, or about the premises, except that Lessor shall be liable to Lessee for damage resulting from the willful acts or omissions of Lessor or Lessor's authorized representatives. Lessor shall hold Lessee harmless from all damages arising out of any such damage. A party's obligation under this section to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

                                   SECTION 17

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                 Public Liability and Property Damage Insurance

         Lessee at Lessee's cost shall maintain public liability and property damage insurance with a single combined liability limit of One Million Dollars ($1,000,000), and property damage limits of not less than Five Hundred Thousand Dollars ($500,000), insuring against all liability of Lessee and Lessee's authorized representatives arising out of and in connection with Lessee's use or occupancy of the premises, and property damage insurance shall insure performance by Lessee of the indemnity provisions of Section 16. Both parties shall be named as additional insureds, and the policy shall contain cross-liability endorsements.

                                   SECTION 18

                             Lessee's Fire Insurance

         1. Lessee at Lessee's cost shall maintain on all Lessee's personal property, Lessee's improvements, and alterations, in, on, or about the premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Lessee for the replacement of personal property or the restoration of Lessee's improvement or alterations.

         2. Lessee at Lessee's cost shall maintain business interruption insurance, insuring that the minimum monthly rent will be paid to Lessor for a period of up to one (1) year if the premises are destroyed or rendered inaccessible by a risk insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements.

                                   SECTION 19

                           Fire Insurance on Building

         1. Lessee at Lessee's cost shall maintain on the building and other improvements that are a part of the premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their full replacement value.

         2. The insurance policy shall be issued in the names of Lessor, Lessee, Lessor's lender and owner's lender (if any), as their interests appear. The insurance policy shall provide that any proceeds shall be made payable to Lessor. In case this lease is terminated, the insurance policy and all rights under it or the insurance proceeds shall be assigned to Lessor at Lessor's election.

                                   SECTION 20

                             Other Insurance Matters

         1.       All the insurance required under this lease shall:

                  A. Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A + 3A status as rated in the most recent edition of Best's Insurance Reports.

                  B. Be issued as a primary policy.

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                  C. Contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties and Lessor's lender before cancellation or change in the coverage, scope, or amount of any policy.

         2. In the event that Lessee fails to procure and/or maintain any insurance required by this lease, or fails to carry insurance required by law or governmental regulation, Lessor may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and pay the premiums therefore, in which event Lessee shall repay the Lessor all sums so paid by Lessor, together with interest at the highest rate then allowed under the usury laws of the State of California from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Lessee under this lease.

         3. Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the term, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy.

         4. The parties release each other, and their respective authorized representatives, from any claim for damage to any person or to the premises and the building and other improvements in which the premises are located; and, to the fixtures, personal property, Lessee's improvements, and alterations of either Lessor or Lessee in or on the premises and the building and other improvements in which the premises are located that caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

         5. Each party shall cause each insurance policy obtained by either party to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of thirty (30) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

                                   SECTION 21

                             Destruction of Premises

         If, during the term, the premises are totally or partially destroyed from any cause, rendering the premises totally or partially inaccessible or unusable, Lessor shall restore the premises or the building and other improvements in which the premises are located to substantially the same condition as they were in immediately before destruction, if the restoration can be made under the existing laws and can be completed within one hundred twenty
(120) working days after the date of the destruction.

         2. Such destruction shall not terminate this lease; however, if the restoration cannot be made in the time stated in this Section, Lessee can terminate this lease immediately by giving written notice to Lessor. If Lessee fails to terminate this lease; and, if restoration is permitted under the existing laws, Lessor, at its election, can either terminate this lease or restore the premises or the building and other improvements in which the premises are located within a reasonable time, and this lease shall continue in full force and effect. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

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         3. In case of destruction, there shall be an abatement or reduction of rent between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Lessee's use of the premises.

         4. If Lessor is required or elects to restore premises as provided in this provision, Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements, Lessee's trade fixtures, and Lessee's personal property, such excluded items being the sole responsibility of Lessee to restore.

         5. Lessee waives the provisions of Section 1932(2) and 1933(4) of the California Civil Code with respect to any destruction of the premises.

                                   SECTION 22

            Destruction of premises Not Covered by Lessor's Insurance

         1. If, during the term, the premises are totally or partially destroyed from a risk not covered by the insurance described in Section 19, rendering the premises totally or partially inaccessible or unusable, Lessor shall restore the premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

         2. If the cost of restoration exceeds ten percent (10%) of the then replacement value of the premises that are destroyed, Lessor can elect to terminate this lease by giving notice to Lessee within ten (10) days after determining the restoration cost and replacement value.

         3. If Lessor is required or elects to restore the premises as provided in this provision, Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements, Lessee's trade fixtures, and Lessee's personal property, such excluded items being the sole responsibility of Lessee to restore.

         4. If destruction to the premises occurs during the last one (1) year of the term, Lessor can terminate this lease by giving notice to Lessee not more than thirty (30) days after the destruction. Except that, if the destruction occurs during the last one (1) year of the term and if within thirty (30) days after the destruction Lessee exercises the option to extend the term as provided in Section 3 (if the time within which the option can be exercised has not expired), Lessor shall restore the premises as provided in this provision.

         5. Lessee waives the provisions of Civil Code Section 1932(2) and Civil Code Section 1933(4) with respect to any destruction of the premises.

                                   SECTION 23

                                  Condemnation

         1. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         2. "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

         3. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

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         4. "Condemnor" means any public or quasi-public authority or private corporation or individual having the power of condemnation.

         5. If, during the term or during the period of time between the execution of this lease and the date the term commences, there is any taking of all or any part of the premises or any interest in this lease by condemnation, the rights and obligations of the parties shall be determined pursuant to Sections 24, 25, 26, and 27.

                                   SECTION 24

                                  Total Taking

         If the premises are totally taken by condemnation, this lease shall terminate on the date of taking.

                                   SECTION 25

                                 Partial Taking

         If any portion of the premises is taken by condemnation, this lease shall remain in effect, except that Lessee can elect to terminate this lease if the remaining portion of the building or other improvements or the parking area that are a part of the premises is rendered unsuitable for Lessee's continued use of the premises. If Lessee elects to terminate this lease, Lessee must exercise Lessee's right to terminate pursuant to this Section by giving notice to Lessor within thirty (30) days after the nature and the extent of the taking have been finally determined. If Lessee elects to terminate this lease as provided in this Section, Lessee also shall notify Lessor of the date of termination, which date shall not be earlier than thirty (30) days nor later than sixty (60) days after Lessee has notified Lessor of Lessee's election to terminate; except that this lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Lessee. If Lessee does not terminate this lease within the sixty (60) day period, this lease shall continue in full force and effect, except that minimum monthly rent shall be reduced pursuant to Section 26.

                                   SECTION 26

                                 Effect on Rent

         If any portion of the premises is taken by condemnation and this lease remains in full force and effect, on the date of taking the minimum monthly rent shall be reduced by an amount that is in the same ratio to minimum monthly rent as the value of the area of the portion of the premises taken bears to the total value of the premises immediately before the date of taking.

                                   SECTION 27

                         Waiver of CCP Section 1265.130

         Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this lease in the event of a partial taking of the premises.

                                   SECTION 28

                                   Assignment

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         1. Lessee shall not voluntarily assign or encumber Lessee's interest in this lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except Lessee's authorized representatives) to occupy or use all or any part of the premises, without first obtaining Lessor's written consent. Any assignment, encumbrance, or sublease without Lessor's written consent shall be voidable and, at Lessor's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section.

         2. Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this lease, all rent from any subletting of all or a part of the premises as permitted by this lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this lease; except that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such rent.

         3. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in connection with each such request.

         4. If Lessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to the other, shall be deemed a voluntary assignment.

                                   SECTION 29

                             Involuntary Assignment

         1. No interest of Lessee in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

                  A. If Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Lessee is the bankrupt; or, if Lessee is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

                  B. If a writ of attachment or execution is levied on this lease;

                  C. If, in any proceeding or action to which Lessee is a party; a receiver is appointed with authority to take possession of the premises.

         2. An involuntary assignment shall constitute of default by Lessee and Lessor shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Lessee.

                                   SECTION 30

                                     Default

         1. The occurrence of any of the following shall constitute a default by Lessee:

                  A. Failure to pay rent within ten (10) days of when due, if the failure continues for three (3) days after notice has been given to Lessee.

                  B. Abandonment and vacation of the premises (failure to occupy and operate the premises for fourteen (14) consecutive days, shall be deemed an abandonment and vacation.

                  C. Failure to perform any other provision of this lease if the failure to perform is not cured with in thirty (30) days after notice has been given to Lessee. If the default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this lease if Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

         2. Notices given under this Section shall specify the alleged default and the applicable lease provisions, and shall demand that Lessee perform the provisions of this lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this lease unless Lessor so elects in the notice.

         3. The purpose of the notice requirements set forth in this Section is to extend the notice requirements of the unlawful detainer statutes of California.

                                   SECTION 31

                                Lessor's Remedies

         1. Lessor can continue this lease in full force and effect, and the lease will continue in effect as long as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor can enter the premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the premises; including, without limitation, brokers' commissions, expenses of remodeling the premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this lease. Lessee shall pay to Lessor the rent due under this lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor, allowed by this Section, shall terminate this lease unless Lessor notifies Lessee that Lessor elects to terminate this lease; after Lessee's default and for as long as Lessor elects to terminate this lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the premises, if Lessee obtains Lessor's written consent, Lessee shall have the right to assign or sublet Lessee's interest in this lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

         2. If Lessor elects to relet the premises as provided in this Section, rent that Lessor receives from reletting shall be applied to the payment of:

                  A. The worth, at the time of award, of the unpaid minimum monthly rent and/or percentage rent that had been earned at the time of termination of lease.

                  B. The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this lease until the time of award exceeds the amount of loss of rent that Lessee proves could have been reasonably avoided.

                  C. The worth of the amounts that would have fallen due as percentage rent based upon the monthly average of the preceding twelve (12) months, between the time of termination of this lease and the time of the judgment or other award, plus interest, less the amount Lessee proves could reasonably have been avoided.

                  D. The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided.

                  E. Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's default.

         4. "The worth, at the time of the award" as used in subparagraphs 3.a., 3.b., and 3.c. of this Section is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth, at the time of the award," as referred to in 3.d. of this Section, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

         5. If Lessee is in default of this lease, Lessor shall have the right to have a receiver appointed to collect rent and conduct Lessee's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this lease.

         6. Lessor, at any time after Lessee commits a default, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid; and, if paid at a later date, shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

                                   SECTION 32

                                Lessee's Remedies

         Lessor shall have thirty (30) days after notice from Lessee to commence to perform Lessor's obligations under this lease, except that Lessor shall perform Lessor's obligations immediately if the nature of the problem presents a hazard or emergency. If Lessor does not perform Lessor's obligations within the time limitations in this Section, Lessee can perform the obligations and have the right to be reimbursed for the sum Lessee actually expends in performance of Lessor's obligations. If Lessor does not reimburse Lessee within thirty (30) days after demand from Lessee, Lessee's sole remedy shall be to institute suit against Lessor, and Lessee shall not have the right to withhold from future rent the sums Lessee has expended.

                                   SECTION 33

                             Interest on Unpaid Rent

         Rent not paid when due shall bear interest from the date due until paid at the maximum rate an individual is permitted by law to charge.

                                   SECTION 34

                                   Late Charge

         Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the premises. Therefore, if any installment of rent due from Lessee is not received by Lessor within ten (10) days of when due, Lessee shall pay to Lessor an additional sum of ten percent (10%) of rent due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

                                   SECTION 35

                                     Signs

         1. Lessee at Lessee's cost shall have the right to place, construct, and maintain on the premises one or more signs advertising Lessee's business at the premises, and no other signs.

         2. Any sign that Lessee has the right to place, construct, and maintain shall comply with all laws, and Lessee shall obtain any approval required by such laws. Lessor makes no representation with respect to Lessee's ability to obtain such approval.

         3. Lessee shall have the right to use, for Lessee's signs, the exterior walls and the roof of the building and other improvements that are a part of the premises, as allowed by local laws.

         4. Lessee's signs shall conform in style and placement to existing signs located at the premises and commercial center of which the premises is a part. Lessor's prior written approval of Lessee's signs shall be given as to the particular style and placement of Lessee's signs.

                                   SECTION 36

                           Lessor's Entry on Premises

         1. Lessor and Lessor's authorized representatives shall have the right to enter the premises at all reasonable time for any of the following purposes:

                  A. To determine whether the premises are in good condition and whether Lessee is complying with Lessee's obligations under this lease.

                  B. To do any necessary maintenance and to make any restoration to the premises or the building and other improvements in which the premises are located that Lessor has the right or obligation to perform.

                  C. To serve, post, or keep posted any notices required or allowed under the provisions of this lease.

                  D. To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last three (3) months of the term, or during any period while Lessee is in default.

                  E. To show the premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term, Lessor shall make said showings at commercially reasonable times.

                  F. To shore the foundations, footings, and walls of the building and other improvements that are a part of the premises and to erect scaffolding and protective barricades around and about the premises, but not so as to prevent entry to the premises, and to do any other act or thing necessary for the safety or preservation of the premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Lessor's right under this provision extends to the owner of the adjacent property on which excavation or construction is to take place and the adjacent property owner's authorized representatives.

         2. Lessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Lessor's entry on the premises as provided in this Section, except damage resulting from the acts or omissions of Lessor or Lessor's authorized representatives.

         3. Lessee shall not be entitled to an abatement or reduction of rent if Lessor exercises any rights reserved in this section.

         4. Lessor shall conduct Lessor's activities on the premises as allowed in this Section in a manner that will cause the lease possible inconvenience, annoyance, or disturbance to Lessee.

                                   SECTION 37

                                     Notice

         Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail return receipt requested. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other shall be addressed to the other party at the address set forth in the introductory paragraph of this lease. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within 72 hours from the time of mailing if mailed as provided in this Section.

                                   SECTION 38

                                     Waiver

         1. No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right or remedy or be construed as a waiver.

         2. The receipt and acceptance by Lessor of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

         3. No act or conduct of Lessor; including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the p[remises by Lessee before the expiration of the term. Only a notice form Lessor to Lessee shall constitute acceptance of the surrender of the premises and accomplish a termination of the lease.

         4. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent act by Lessee.

         5. Any waiver by Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provisions of the lease.

                                   SECTION 39

                                 Attorney's Fees

         Should and litigation be commenced between the parties hereto concerning the premises, this lease, or the rights and duties of either in relation thereto, or should an attorney be retained to enforce any provision herein, whether or not any litigation commences, the party, Lessee or Lessor, prevailing in such litigation or other action, shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his attorney's fees.

                                   SECTION 40

                       Surrender of Premises: Holding Over

         1. On expiration of the term, or any extended terms, Lessee shall surrender to Lessor the premises and all Lessee's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Lessee and destruction to the premises covered by
Section 21, except for alterations that Lessee has the right to remove or is obligated to remove under the provisions of Section 13. Lessee shall remove all Lessee's personal property within the above stated time. Lessee shall perform all restoration made necessary by the removal of any alterations or Lessee's personal property within the time periods stated in this Section.

         2. Lessor can elect to retain or dispose of in any manner any alterations or Lessee's personal property that Lessee does not remove from the premises on expiration or termination of the term a allowed or required by this lease by giving at least fifteen (15) days notice to Lessee. Title to any such alterations or Lessee's personal property that Lessor elects to retain or dispose of an expiration of the fifteen (15th) day period shall vest in Lessor. Lessee waives all claims against lessor for any damage to lessee resulting from Lessors' retention or disposition of any such alterations or lessee's personal property. Lessee shall be liable to Lessor for Lessor's costs for storing, removing, and disposing of any alterations or Lessee's personal property.

         3. If Lessee fails to surrender the premises to Lessor an expiration of the term, or any extended terms, as required by this Section, Lessee shall hold Lessor harmless from all damages resulting from Lessee's failure to surrender the premises, including, without limitation, all claims made by a succeeding tenant resulting from Lessee's failure to surrender the premises.

         4. If Lessee, with lessor's written consent, remains in possession of the premises after expiration or termination of the term, or after the date in any notice given by Lessor to Lessee terminating this lease, such possession by Lessee shall be deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party. All provisions of this lease, except those pertaining to term, option to extend, and option to acquire the premises, shall apply to the month-to-month tenancy.

                                   SECTION 41

                              Estoppel Certificate

         1. At any time during the term of this lease, within five (5) days after the service on Lessee of a written request by Lessor, Lessee shall execute, acknowledge, and deliver to Lessor a true statement in writing certifying:

         A. That this lease has not been modified and is in full force and effect; or

         B. The manner in which this lease has been modified and that so modified this lease is in full force and effect;

         C.       The date to which rent reserved in this lease has been paid;
                  and

         D. Such other matters pertaining to this lease and the premises as Lessor may request.

         2. Failure to deliver the certificate within the five (5) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this lease is in full force and effect and has not been modified except a may be represented by the party requesting the certificate.

         3. If a party fails to deliver the certificate within the five (5) days, the party failing to deliver the certificate irrevocably constitutes and appoints the other party a its special attorney-in-fact to execute and deliver the certificate to any third party.

                                   SECTION 42

                             Subordination of Lease

         This lease and Lessee's leasehold interest under this lease are and shall be subject, subordinate, and inferior to any lien or encumbrances now or hereafter placed on the premises by Lessor, to all advances made under and such lien or encumbrance, and to any and all renewals and extensions of such liens or encumbrances.

                                   SECTION 43

                                  Governing Law

         The parties agree that the laws of the State of California will govern all disputes under this lease and determine all rights hereunder and that the venue for any action concerning this lease shall be San Luis Obispo County, California. If any provision in this lease is held by any court to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force.

                                   SECTION 44

                                 Entire Contract

         Lessee and Lessor agree that this instrument contains the sole and only agreement between them concerning the premises and correctly sets forth their rights and obligations to each other concerning the premises as of its date. Any agreement or representation respecting the premises as of its date. Any agreement or representation respecting the premises or the duties of either Lessor or Lessee in relation thereto not expressly set forth in this instrument is null and void. Any amendments to this lease shall be null and void unless in writing, attached hereto, identified as an amendment to the lease, and signed and dated by Lessee by Lessor, or their respective agents.

                                   SECTION 45

                            Miscellaneous Provisions

         1.       Time is of the essence of each provision of this lease.

         2. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

         3. This lease shall be binding on and inure to the benefit of the parties and their successors.

         4. All exhibits referred to are attached to this lease and incorporated by reference.

         5. All provision, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

         6. The definitions contained in this lease shall be used to interpret this lease.

         7. As used in this lease, the following words and phrases shall have the following meanings:

         A. Alternation: Any addition or change to, or modification of, the premises made by Lessee after the fixturing period; including, without limitation, fixtures, including trade fixtures, as defined here, and tenant's improvements as defined here.

         B. Authorized Representative: Any officer, agent, employee, or independent contractor retained or employed by either party, acting within authority given him by that party.

         C. Damage: Injury, deterioration, or loss to a person or property caused by another person's acts or omissions. Damage includes death.

         D. Damages: A monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property, or rights through another's act or omission.

         E. Destruction: Any damage, as defined here, to or disfigurement of the premises.

         F. Encumbrance: Any deed of trust, mortgage, or other written security device or agreement affecting the premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

         G. Expiration: The coming to an end of the time specified in the lease as its duration, including any extension of the term resulting from the exercise of an option to extend.

         H. Good condition: The good physical condition of the premises and each portion of the premises; including, without limitation, signs, windows, show windows, appurtenances, and tenant's personal property as defined here. "In good condition" means first-class, neat, clean and broom-clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

         I. Hold Harmless: To defend and indemnify from all liability, losses, penalties, damages as defined here, costs, expenses (including, without limitation, attorneys' fees), causes of action, claims, or judgments arising out of or related to any damage, as defined here, to any person or property.

         J. Law: Any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction, over the parties or the premises, or both, in effect either at the time of execution of the lease or at any time during the term, including, without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities).

         K. Lender: The beneficiary, mortgagee, secured party, or other holder of an encumbrance, as defined here.

         L. Lien: A charge imposed on the premises by someone other than Lessor, by which the premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanics' liens.

         M.       Maintenance: Repairs, replacement, repainting, and cleaning.

         N. Person: One or more human beings, or legal entities or other artificial persons; including, with limitation, partnerships, corporations, trusts, estates, associates, and any combination of human beings and legal entities.

         O. Provision: Any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in the lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

         P. Rent: Minimum monthly rent, percentage rent, prepaid rent, security deposit, real property taxes and assessments, common area charges, operating costs, insurance, utilities, and other similar charges payable by Lessee to Lessor, and merchants' association dues and assessments (even if payable directly to a merchants' association).

         Q. Restoration: The reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the premises and other property to substantially the same physical condition as they were in immediately before the destruction.

         R. Substantial Completion: Completion of Lessor's construction obligation as evidenced by Lessor's architect or by the general contractor performing Lessor's construction obligation.

         S. Successor: Assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this lease, to the rights or obligations of either party.

         T. Lessee's Improvement: Any addition to or modification of the premises made by Lessee before, at, or near the commencement of the term; including, without limitation, fixtures (including Lessee's trade fixture, as defined here).

         U. Lessee's Personal Property: Lessee's equipment, furniture, merchandise, and moveable property placed in the premises by Lessee, excluding Lessee's trade fixtures, as defined here.

         V. Lessee's Trade Fixtures: Any property installed in or on the premises by Lessee for the purposes of trade, manufacture, omament, or related use.

         W. Term: The period of time during which Lessee has a right to occupy the premises.

         X. Termination: The ending of the term for any reason before expiration, as defined here.

    8. The captions and the table of contents of this lease shall have no effect on its interpretation.

    9. When required by the context of this lease, the singular shall include the plural.

   10. "Party" shall mean Lessor or Lessee; and, if more than one person or entity is Lessor or Lessee, the obligations imposed on that party shall be joint and several.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement, by their respective authorized officers or agents, on the date indicated above.

         LESSOR: Morgon Investments.

         BY: /s/ Lennart Mengwall
         Lennart Mengwall

         BY: /s/ Kevin Azzouz
         Kevin Azzouz

         LESSEE: Quest Development Corporation

         BY: /s/ Lennart Mengwall
         Lennart Mengwall

         BY: /s/ Kevin Azzouz
         Kevin Azzouz